Exhibit 99.1
FOR IMMEDIATE RELEASE

Investor Relations:	Media Relations:
Kevin Kessel, CFA	Randi Polanich
Vice President, Investor Relations	Vice President and Chief Communications Officer
(408) 875-6627	(408) 875-6633
kevin.kessel@kla.com	randi.polanich@kla.com

KLA Corporation Reports Fiscal 2022 Third Quarter Results

•Total revenues were $2.29 billion, towards the high-end of the range of guidance;
•GAAP diluted EPS attributable to KLA was $4.83 and non-GAAP diluted EPS attributable to KLA was $5.13, each above the midpoint of the ranges of guidance;
•Cash flow from operating activities and free cash flow were $818.9 million and $718.6 million, respectively; and
•Capital returns were $723.7 million with $159.0 million in dividends paid and $564.7 million in share repurchases.

MILPITAS, Calif., April 28, 2022 -KLA Corporation (NASDAQ: KLAC) today announced operating results for its third quarter of fiscal year 2022, which ended on March 31, 2022, and reported GAAP net income attributable to KLA of $730.6 million and GAAP earnings per diluted share attributable to KLA of $4.83 on revenue of $2.29 billion.

“Our March quarter results demonstrate strong execution across multiple areas of our business, delivering revenue, GAAP and non-GAAP earnings per share all above the midpoint of the guidance ranges for the quarter,” commented Rick Wallace, president and chief executive officer of KLA Corporation. “The demand environment for KLA products and solutions remains robust amidst a persistently challenging supply chain landscape, and we are focused on navigating this environment to consistently meet customer commitments and delivering on our long-term strategic objectives and financial targets.”

GAAP Results
	Q3 FY 2022	Q2 FY 2022	Q3 FY 2021
Total Revenue	$2,289 million	$2,353 million	$1,804 million
Net Income Attributable to KLA	$731 million	$717 million	$567 million
Net Income per Diluted Share Attributable to KLA	$4.83	$4.71	$3.66

Non-GAAP Results
	Q3 FY 2022	Q2 FY 2022	Q3 FY 2021
Net Income Attributable to KLA	$776 million	$851 million	$598 million
Net Income per Diluted Share Attributable to KLA	$5.13	$5.59	$3.85
A reconciliation between GAAP operating results and non-GAAP operating results is provided following the financial statements included in this release. KLA will discuss the results for its fiscal year 2022 third quarter, along with its outlook, on a conference call today beginning at 2:00 p.m. Pacific Time. A webcast of the call will be available at: www.kla.com.
Fourth Quarter Fiscal 2022 Guidance
The following details our guidance for the fourth quarter of fiscal 2022 ending in June:
•Total revenues between $2,300 million to $2,550 million
•GAAP gross margin is expected to be in a range of 59.5% to 61.7%
•Non-GAAP gross margin is expected to be in a range of 61.5% to 63.5%
•GAAP diluted EPS attributable to KLA is expected to be in a range of $4.60 to $5.70
•Non-GAAP diluted EPS attributable to KLA in a range of $4.93 to $6.03
For additional guidance metrics, please see the company’s published Letter to Shareholders and earnings slides on the KLA investor relations website.

About KLA:
KLA Corporation (“KLA”) develops industry-leading equipment and services that enable innovation throughout the electronics industry. We provide advanced process control and process-enabling solutions for manufacturing wafers and reticles, integrated circuits, packaging, printed circuit boards and flat panel displays. In close collaboration with leading customers across the globe, our expert teams of physicists, engineers, data scientists and problem-solvers design solutions that move the world forward. Investors and others should note that KLA announces material financial information including SEC filings, press releases, public earnings calls and conference webcasts using an investor relations website (ir.kla.com). Additional information may be found at: www.kla.com.

Note Regarding Forward-Looking Statements:
Statements in this press release other than historical facts, such as statements pertaining to total revenues, GAAP and non-GAAP gross margin and GAAP and non-GAAP diluted EPS attributable to KLA for the quarter ending June 30, 2022 are forward-looking statements and subject to the Safe Harbor provisions created by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current information and expectations and involve a number of risks and uncertainties. Actual results may differ materially from those projected in such statements due to various factors, including but not limited to: the impact of the COVID-19 pandemic on the global economy and on our business, financial condition and results of operations, including the supply chain constraints we are experiencing as a result of the pandemic; economic, political and social conditions in the countries in which we, our customers and our suppliers operate, including rising inflation and interest rates, Russia's invasion of Ukraine and global trade policies; disruption to our manufacturing facilities or other operations, or the operations of our customers, due to natural catastrophic events, health epidemics or terrorism; ongoing changes in the technology industry, and the semiconductor industry in particular, including future growth rates, pricing trends in end-markets, or changes in customer capital spending patterns; our ability to timely develop new technologies and products that successfully anticipate or address changes in the semiconductor industry; our ability to maintain our technology advantage and protect our proprietary rights; our ability to compete with new products introduced by our competitors; our ability to attract and retain key personnel; cybersecurity threats, cyber incidents affecting our and our service providers’ systems and networks and our ability to access critical information systems for daily business operations; liability to our customers under indemnification provisions if our products fail to operate properly or contain defects or our customers are sued by third parties due to our products; exposure to a highly concentrated customer base; availability and cost of the wide range of materials used in the production of our products; our ability to operate our business in accordance with our business plan; legal, regulatory and tax environments in which we perform our operations and conduct our business and our ability to comply with relevant laws and regulations; our ability to pay interest and repay the principal of our current indebtedness is dependent upon our ability to manage our business operations, our credit rating and the ongoing interest rate environment, among other factors; instability in the global credit and financial markets; our exposure to currency exchange rate fluctuations, or declining economic conditions in those countries where we conduct our business; changes in our effective tax rate resulting from changes in the tax rates imposed by jurisdictions where our profits are determined to be earned and taxed, expiration of tax holidays in certain jurisdictions, resolution of issues arising from tax audits with various authorities or changes in tax laws or the interpretation of such tax laws; and our ability to identify suitable acquisition targets and successfully integrate and manage acquired businesses. For other factors that may cause actual results to differ materially from those projected and anticipated in forward-looking statements in this press release, please refer to KLA Corporation’s Annual Report on Form 10-K for the year ended June 30, 2021, and other subsequent filings with the Securities and Exchange Commission (including, but not limited to, the risk factors described therein). KLA Corporation assumes no obligation to, and does not currently intend to, update these forward-looking statements.

KLA Corporation
Condensed Consolidated Unaudited Balance Sheets

(In thousands)	March 31, 2022	June 30, 2021
ASSETS
Current assets:
Cash and cash equivalents	$1,415,172	$1,434,610
Marketable securities	1,162,724	1,059,912
Accounts receivable, net	1,618,867	1,305,479
Inventories	1,982,297	1,575,380
Other current assets	403,657	320,867
Total current assets	6,582,717	5,696,248
Land, property and equipment, net	808,874	663,027
Goodwill	2,314,471	2,011,172
Deferred income taxes	614,957	270,461
Purchased intangible assets, net	1,255,672	1,185,311
Other non-current assets	441,121	444,905
Total assets	$12,017,812	$10,271,124
LIABILITIES, NON-CONTROLLING INTEREST AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$424,128	$342,083
Deferred system revenue	428,723	295,192
Deferred service revenue	350,429	284,936
Short-term debt	—	20,000
Other current liabilities	1,625,703	1,161,016
Total current liabilities	2,828,983	2,103,227
Long-term debt	3,699,799	3,422,767
Deferred tax liabilities	660,816	650,623
Deferred service revenue	107,424	87,575
Other non-current liabilities	642,166	631,290
Total liabilities	7,939,188	6,895,482
Stockholders’ equity:
Common stock and capital in excess of par value	2,179,229	2,175,988
Retained earnings	1,972,611	1,277,123
Accumulated other comprehensive loss	(71,533)	(75,557)
Total KLA stockholders' equity	4,080,307	3,377,554
Non-controlling interest in consolidated subsidiaries	(1,683)	(1,912)
Total stockholders’ equity	4,078,624	3,375,642
Total liabilities and stockholders’ equity	$12,017,812	$10,271,124

KLA Corporation
Condensed Consolidated Unaudited Statements of Operations
	Three Months Ended March 31,		Nine Months Ended March 31,
(In thousands, except per share amounts)	2022	2021	2022	2021
Revenues:
Product	$1,800,659	$1,375,320	$5,326,316	$3,758,838
Service	488,017	428,453	1,398,828	1,234,425
Total revenues	2,288,676	1,803,773	6,725,144	4,993,263
Costs and expenses:
Costs of revenues	892,091	709,629	2,613,877	1,999,924
Research and development	285,189	238,957	808,373	687,059
Selling, general and administrative	216,489	183,040	623,229	537,580
Interest expense	39,978	39,092	116,142	117,358
Other expense (income), net	8,644	(7,348)	23,985	(269)
Income before income taxes	846,285	640,403	2,539,538	1,651,611
Provision for income taxes	115,625	73,233	22,876	207,316
Net income	730,660	567,170	2,516,662	1,444,295
Less: Net income (loss) attributable to non-controlling interest	88	(326)	229	(1,019)
Net income attributable to KLA	$730,572	$567,496	$2,516,433	$1,445,314
Net income per share attributable to KLA:
Basic	$4.87	$3.69	$16.64	$9.36
Diluted	$4.83	$3.66	$16.52	$9.28
Weighted-average number of shares:
Basic	150,145	153,801	151,250	154,457
Diluted	151,186	155,159	152,346	155,789

KLA Corporation
Condensed Consolidated Unaudited Statements of Cash Flows

	Three Months Ended March 31,
(In thousands)	2022	2021
Cash flows from operating activities:
Net income	$730,660	$567,170
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	92,127	84,365
Unrealized foreign exchange (gain) loss and other	(7,059)	5,231
Asset impairment charges	—	(23)
Stock-based compensation expense	37,087	30,327
Deferred income taxes	(11,747)	(151)
Gain on sale of business	—	(4,422)
Changes in assets and liabilities, net of assets acquired and liabilities assumed in business acquisitions:
Accounts receivable	126,414	16,055
Inventories	(156,513)	(34,169)
Other assets	(25,972)	(20,700)
Accounts payable	41,797	32,735
Deferred system revenue	(4,734)	57,820
Deferred service revenue	47,748	11,507
Other liabilities	(50,930)	(99,595)
Net cash provided by operating activities	818,878	646,150
Cash flows from investing activities:
Proceeds from sale of business	—	16,833
Business acquisitions, net of cash acquired	(432,901)	—
Capital expenditures	(100,304)	(61,183)
Purchases of available-for-sale securities	(207,546)	(303,076)
Proceeds from sale of available-for-sale securities	26,713	14,962
Proceeds from maturity of available-for-sale securities	151,724	159,120
Purchases of trading securities	(43,000)	(48,495)
Proceeds from sale of trading securities	35,820	45,251
Net cash used in investing activities	(569,494)	(176,588)
Cash flows from financing activities:
Proceeds from revolving credit facility	300,000	—
Repayment of debt	(45,000)	(20,000)
Common stock repurchases	(564,666)	(273,441)
Payment of dividends to stockholders	(158,976)	(139,338)
Tax withholding payments related to vested and released restricted stock units	(16,661)	(6,674)
Contingent consideration payable and other, net	(1,100)	—
Net cash used in financing activities	(486,403)	(439,453)
Effect of exchange rate changes on cash and cash equivalents	(4,866)	(9,425)
Net (decrease) increase in cash and cash equivalents	(241,885)	20,684
Cash and cash equivalents at beginning of period	1,657,057	1,431,466
Cash and cash equivalents at end of period	$1,415,172	$1,452,150
Supplemental cash flow disclosures:
Income taxes paid	$128,233	$100,657
Interest paid	$40,020	$39,980
Non-cash activities:
Contingent consideration payable - financing activities	$423	$178
Dividends payable - financing activities	$1,638	$1,536
Unsettled common stock repurchase - financing activities	$6,000	$6,000
Accrued purchase of land, property and equipment - investing activities	$22,305	$24,392

KLA Corporation
Segment Information (Unaudited)
The following is a summary of results for each of our four reportable segments and reconciliation to total revenues for the indicated periods:

	Three Months Ended March 31,		Nine Months Ended March 31,
(In thousands)	2022	2021	2022	2021
Revenues:
Semiconductor Process Control	$1,979,295	$1,506,140	$5,810,580	$4,154,278
Specialty Semiconductor Process	117,253	91,724	332,020	271,264
PCB, Display and Component Inspection	192,533	205,202	583,318	565,646
Other	—	149	—	739
Total revenues for reportable segments	2,289,081	1,803,215	6,725,918	4,991,927
Corporate allocation and effects of foreign exchange rates	(405)	558	(774)	1,336
Total revenues	$2,288,676	$1,803,773	$6,725,144	$4,993,263

KLA Corporation
Condensed Consolidated Unaudited Supplemental Information

Reconciliation of GAAP Net Income to Non-GAAP Net Income

		Three Months Ended			Nine Months Ended
(In thousands, except per share amounts)		March 31, 2022	December 31, 2021	March 31, 2021	March 31, 2022	March 31, 2021
GAAP net income attributable to KLA		$730,572	$717,444	$567,496	$2,516,433	$1,445,314
Adjustments to reconcile GAAP net income to non-GAAP net income:
Acquisition-related charges	a	59,898	54,339	52,973	174,405	156,547
Restructuring, severance and other charges	b	2,513	—	(1,534)	2,638	5,679
Income tax effect of non-GAAP adjustments	c	(18,803)	(16,758)	(17,866)	(55,245)	(52,431)
Discrete tax items	d	1,457	96,016	(2,967)	(299,527)	21,901
Non-GAAP net income attributable to KLA		$775,637	$851,041	$598,102	$2,338,704	$1,577,010
GAAP net income per diluted share attributable to KLA		$4.83	$4.71	$3.66	$16.52	$9.28
Non-GAAP net income per diluted share attributable to KLA		$5.13	$5.59	$3.85	$15.35	$10.12
Shares used in diluted shares calculation		151,186	152,331	155,159	152,346	155,789

Pre-tax Impact of GAAP to Non-GAAP Adjustments Included in Condensed Consolidated Unaudited Statements of Operations

(In thousands)	Acquisition - Related Charges	Restructuring, Severance and Other Charges	Total Pre-tax GAAP to Non-GAAP Adjustments
Three Months Ended March 31, 2022
Costs of revenues	$42,576	$—	$42,576
Selling, general and administrative	17,322	—	17,322
Other expense (income), net	—	2,513	2,513
Total in three months ended March 31, 2022	$59,898	$2,513	$62,411
Three Months Ended December 31, 2021
Costs of revenues	$41,115	$—	$41,115
Selling, general and administrative	13,224	—	13,224
Total in three months ended December 31, 2021	$54,339	$—	$54,339
Three Months Ended March 31, 2021
Costs of revenues	$40,309	$701	$41,010
Research and development	—	147	147
Selling, general and administrative	12,664	2,075	14,739
Other expense (income), net	—	(4,457)	(4,457)
Total in three months ended March 31, 2021	$52,973	$(1,534)	$51,439

Free Cash Flow Reconciliation

	Three Months Ended March 31,
(In thousands)	2022	2021
Net cash provided by operating activities	$818,878	$646,150
Capital expenditures	(100,304)	(61,183)
Free cash flow	$718,574	$584,967
Fourth Quarter Fiscal 2022 Guidance
Reconciliation of GAAP Diluted EPS to Non-GAAP Diluted EPS

		Three Months Ending June 30, 2022
(In millions, except per share amounts)		Low	High
GAAP net income per diluted share attributable to KLA		$4.60	$5.70
Acquisition-related charges	a	0.46	0.46
Income tax effect of non-GAAP adjustments	c	(0.13)	(0.13)
Non-GAAP net income per diluted share attributable to KLA		$4.93	$6.03
Shares used in net income per diluted share calculation		149.6	149.6

Reconciliation of GAAP Gross Margin to Non-GAAP Gross Margin

		Three Months Ending June 30, 2022
		Low	High
GAAP gross margin		59.5%	61.7%
Acquisition-related charges	a	2.0%	1.8%
Non-GAAP gross margin		61.5%	63.5%

The non-GAAP and supplemental information provided in this press release is a supplement to, and not a substitute for, KLA’s financial results presented in accordance with United States GAAP.
To supplement our Condensed Consolidated Financial Statements presented in accordance with GAAP, we provide certain non-GAAP financial information, which is adjusted from results based on GAAP to exclude certain costs and expenses, as well as other supplemental information. The non-GAAP and supplemental information is provided to enhance the user’s overall understanding of our operating performance and our prospects in the future. Specifically, we believe that the non-GAAP information, including non-GAAP net income attributable to KLA, non-GAAP net income per diluted share attributable to KLA, non-GAAP gross margin and Free Cash Flow, provides useful measures to both management and investors regarding financial and business trends relating to our financial performance by excluding certain costs and expenses that we believe are not indicative of our core operating results to help investors compare our operating performances with our results in prior periods as well as with the performance of other companies. The non-GAAP information is among the budgeting and planning tools that management uses for future forecasting. However, because there are no standardized or generally accepted definitions for most non-GAAP financial metrics, definitions of non-GAAP financial metrics are inherently subject to significant discretion (for example, determining which costs and expenses to exclude when calculating such a metric). As a result, non-GAAP financial metrics may be defined very differently from company to company, or even from period to period within the same company, which can potentially limit the usefulness of such information to an investor. The presentation of non-GAAP and supplemental information is not meant to be considered in isolation or as a substitute for results prepared and presented in accordance with United States GAAP. The following are descriptions of the adjustments made to reconcile GAAP net income attributable to KLA to non-GAAP net income attributable to KLA:
a.Acquisition-related charges primarily include amortization of intangible assets and other acquisition-related adjustments including adjustments for the fair valuation of inventory and backlog, and transaction costs associated with our acquisitions.
b.Restructuring, severance and other charges primarily include costs associated with employee severance, acceleration of certain stock-based compensation arrangements, charges related to liquidation of legal entities and other exit costs.
c.Income tax effect of non-GAAP adjustments includes the income tax effects of the excluded items noted above.
d.Discrete tax items in the three months ended March 31, 2022 include a tax impact relating to the amortization of certain intellectual property as a result of an internal restructuring of ownership rights to align with how our business operates. Discrete tax items in the three months ended December 31, 2021 consist primarily of a tax expense of $163.7 million from an increase in deferred tax liabilities on unremitted foreign earnings due to a change in tax law, partially offset by a net benefit of $69.2 million from an internal restructuring. Discrete tax items in the three months ended March 31, 2021 primarily relate to a tax benefit of $3.0 million due to a decrease in deferred tax liability on purchased intangibles relating to a decrease in the effective income tax rate in Israel. Discrete tax items in the nine months ended March 31, 2022 primarily include the aforementioned items as well as a one-time tax benefit of $394.5 million resulting from changes made to our international structure to better align ownership of certain intellectual property rights with how our business operates. Discrete tax items in the nine months ended March 31, 2021 primarily include the aforementioned item, a tax expense of $14.0 million due to an increase in deferred tax liability on purchased intangibles relating to an increase in the United Kingdom statutory income tax rate and a $4.0 million tax expense from an internal restructuring.